Exhibit 99.1

C&F FINANCIAL CORPORATION

Wednesday, February 24, 2010

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Quarterly Dividend

West Point, VA — The board of directors of C&F Financial Corporation (NASDAQ:CFFI), the one bank holding company for C&F Bank, has declared a regular cash dividend of 25 cents per common share, which is payable April 1, 2010 to shareholders of record on March 15, 2010.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 19 offices located in Virginia, Maryland, North Carolina, Pennsylvania, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

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